EXHIBIT 99.1

                Forrester Research Announces Fourth-Quarter And
                        Full-Year 2004 Financial Results

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Feb. 2, 2005--Forrester
Research, Inc. (Nasdaq: FORR) today announced its fourth-quarter and full-year 2004 financial results.

    Fourth-Quarter Financial Performance

    -- Total revenues were $38.0 million, compared with $35.3 million for the fourth quarter of 2003.

    -- On a GAAP-reported basis, which reflects an effective tax rate of 33.7 percent, Forrester reported fourth-quarter net income of $3.5 million or $0.16 per diluted share, compared with net income of 87,000, or $0.00 per diluted share, for the same period in 2003.

    -- On a pro forma basis, which excludes amortization of $1.3 million of acquisition-related intangible assets, a reorganization cost revision of $355,000, and net gains resulting from sales of equity securities and non-marketable investments totaling $305,000, and which reflects a pro forma effective tax rate of 35 percent, net income was $3.9 million, or $0.18 per diluted share, for the fourth quarter of 2004. This compares with pro forma net income of $3.9 million, or $0.17 per diluted share, for the same period in 2003, which excluded non-marketable investment impairments of $1.8 million, amortization of $2.6 million of acquisition-related intangible assets, reorganization costs of $1.4 million, costs of $117,000 related to the integration of Giga Information Group, Inc., and a pro forma effective tax rate of 35 percent.

    Full-Year 2004 Financial Performance

    -- Total revenues were $138.5 million, compared with $126.0 million for 2003.

    -- On a GAAP-reported basis, which reflects an effective tax rate of 33.7 percent, Forrester reported net income of $4.1 million, or $0.18 per diluted share for 2004, compared with net income of $2.2 million, or $0.10 per diluted share, for 2003.

    -- On a pro forma basis, which excludes amortization of $6.5 million of acquisition-related intangible assets, reorganization costs of $8.4 million related primarily to office space consolidations, and gains resulting from sales of equity securities and non-marketable investments totaling $1.4 million, and which reflects a pro forma effective tax rate of 35 percent, net income was $12.8 million, or $0.57 per diluted share, for 2004. This compares with pro forma net income of $11.7 million, or $0.51 per diluted share for 2003, which excludes amortization of $8.8 million of acquisition-related intangible assets, reorganization costs of $2.6 million, costs of $1.1 million related to the integration of Giga Information Group, Inc., non-marketable investment impairments of $2.4 million, and a pro forma effective tax rate of 35 percent.

    A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.
    "Forrester's financial performance in 2004 was solid, with key indicators moving in the right direction," said George F. Colony, chairman of the board and chief executive officer. "Revenues for the year came in above the high end of our guidance, and we generated $18 million in cash flows from operations. Forrester also accomplished several initiatives aimed at expanding its portfolio of products. Early in 2004, we completed the rollout of WholeView 2(TM), our enhanced research product. Forrester also launched new Data and Forrester Oval Program(TM) offerings, creating additional cross-sell and new business opportunities. In 2005, Forrester remains committed to growing its business."
    Forrester's research forecasts a 7 percent increase in technology spending in 2005. "An improved technology spending environment usually bodes well for Forrester," said Colony. "In addition, our expanded product portfolio enables us to target new clients and new budgets, particularly in the marketing departments of $1 billion-plus companies. We continue to leverage our core research business, which serves as the foundation for everything we offer our clients."
    Forrester also announced today that its board of directors has authorized the repurchase of up to $50 million of its common stock. The shares may be purchased from time to time in open market or privately negotiated transactions. The shares repurchased will be used, among other things, for Forrester's employee stock option and stock purchase plans. As of December 31, 2004, Forrester had approximately 21,620,000 shares of common stock outstanding.
    Forrester is providing first-quarter and full-year 2005 guidance as follows:

    First-Quarter 2005 (GAAP):

    -- Total revenues of approximately $32.0 million to $34.0 million.

    --  Operating margin of approximately 4 percent to 7 percent.

    --  Interest income of approximately $700,000.

    --  An effective tax rate of 35 percent to 36 percent.

    --  Diluted earnings per share of approximately $0.05 to $0.12.

    First-Quarter 2005 (Pro Forma):

    Pro forma financial guidance for the first quarter of 2005 excludes amortization of acquisition-related intangible assets of approximately $1.1 million, as well as all gains and impairment charges related to marketable securities and non-marketable investments.

    -- Pro forma operating margin of approximately 8 percent to 10 percent.

    -- Pro forma diluted earnings per share of approximately $0.10 to $0.12.

    The following full-year 2005 guidance does not include an estimate for the costs of expensing options in the second half of the year.

    Full-Year 2005 (GAAP):

    -- Total revenues of approximately $148.0 million to $153.0 million.

    --  Operating margin of approximately 10 percent to 12 percent.

    --  Interest income of approximately $2.6 million to $3.0 million.

    --  An effective tax rate of 35 percent to 36 percent.

    --  Diluted earnings per share of approximately $0.52 to $0.62.

    Full-Year 2005 (Pro Forma):

    Pro forma financial guidance for full-year 2005 excludes amortization of acquisition-related intangible assets of approximately $3.5 million, as well as all gains and impairment charges related to non-marketable securities.

    -- Pro forma operating margin of approximately 12 percent to 14 percent.

    -- Pro forma diluted earnings per share of approximately $0.62 to $0.67.

    Forrester is an independent technology research company that provides pragmatic and forward-thinking advice about technology's impact on business. Business, marketing, and IT professionals worldwide collaborate with Forrester to align their technology investments with their business goals. Forrester offers products and services in four major areas: Research, Data, Consulting, and Community. Established in 1983, Forrester is headquartered in Cambridge, Mass. For additional information, visit www.forrester.com.
    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester's financial and operating targets for the first quarter of and full-year 2005, statements about the potential success of product offerings, the amount of the charge and any cost savings related to reductions in force and associated actions, and the ability of Forrester to achieve success as the economy improves. These statements are based on Forrester's current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester's ability to anticipate business and economic conditions, technology spending, market trends, competition, industry consolidation, the ability to attract and retain professional staff, possible variations in Forrester's quarterly operating results, risks associated with Forrester's ability to offer new products and services, any cost savings related to reductions in force and associated actions, and Forrester's dependence on renewals of its membership-based research services and on key personnel. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester's reports and filings with the Securities and Exchange Commission.
    The consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows are attached.
    (C) 2005, Forrester Research, Inc. All rights reserved. Forrester, WholeView 2, and Forrester Oval Program are trademarks of Forrester Research, Inc.



                       Forrester Research, Inc.
                   Consolidated Statements of Income
                 (In thousands, except per share data)


                                  Three months ended    Year ended
                                     December 31,       December 31,
                                    2004      2003     2004     2003
                                -------------------- -----------------
                                     (Unaudited)
Revenues:
   Research services               $24,768  $24,120  $94,347  $92,289
   Advisory services and other      13,182   11,211   44,132   33,710
                                ----------- -------- -------- --------

Total revenues                      37,950   35,331  138,479  125,999

Operating expenses:
   Cost of services and
    fulfillment                     13,905   13,667   54,687   50,047
   Selling and marketing            13,166   11,494   46,867   41,017
   General and administrative        4,677    3,689   16,364   14,674
   Depreciation and
    amortization                       890    1,204    3,691    6,256
   Amortization of intangible
    assets                           1,349    2,638    6,461    8,778
   Reorganization costs               (355)   1,364    8,396    2,594
   Integration costs                     -      117        -    1,055
                                ----------- -------- -------- --------

Total operating expenses            33,632   34,173  136,466  124,421

   Income from operations            4,318    1,158    2,013    1,578

   Other income, net                   699      751    2,867    3,443
   Gains on sales of equity
    and debt                           394        -    1,072      509
   Non-marketable investment
    (impairments) gains                (89)  (1,782)     281   (2,354)
                                ----------- -------- -------- --------

   Income before income tax
    provision                        5,322      127    6,233    3,176

   Income tax provision              1,796       40    2,101      985
                                ----------- -------- -------- --------

   Net income                       $3,526      $87   $4,132   $2,191
                                =========== ======== ======== ========


   Diluted earnings per share        $0.16    $0.00    $0.18    $0.10
                                =========== ======== ======== ========
   Diluted weighted average
    shares outstanding              22,040   22,970   22,442   22,837
                                =========== ======== ======== ========


   Basic earnings per share          $0.16    $0.00    $0.19    $0.10
                                =========== ======== ======== ========
   Basic weighted average shares
    outstanding                     21,814   22,505   22,024   22,555
                                =========== ======== ======== ========


Pro forma data (1):
   Income from operations            4,318    1,158    2,013    1,578
   Amortization of intangible
    assets                           1,349    2,638    6,461    8,778
   Reorganization costs               (355)   1,364    8,396    2,594
   Integration costs                     -      117        -    1,055
                                ----------- -------- -------- --------
   Pro forma income from
    operations                       5,312    5,277   16,870   14,005

   Other income, net                   699      751    2,867    3,952
                                ----------- -------- -------- --------
   Pro forma income before
    income taxes                     6,011    6,028   19,737   17,957

   Pro forma income tax
    provision                        2,104    2,110    6,908    6,285
                                ----------- -------- -------- --------

   Pro forma net income             $3,907   $3,918  $12,829  $11,672
                                =========== ======== ======== ========

   Pro forma diluted earnings
    per share                        $0.18    $0.17    $0.57    $0.51
                                =========== ======== ======== ========
   Diluted weighted average
    shares outstanding              22,040   22,970   22,442   22,837
                                =========== ======== ======== ========


(1) Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester's ongoing business. Our pro forma presentation excludes amortization of intangibles and other integration costs related to acquisitions, reorganization costs, impairments of non-marketable investments, and gains on sales of equity securities as well as their related tax effects. This does not purport to be prepared in accordance with Generally Accepted Accounting Principles.




                       Forrester Research, Inc.
                      Consolidated Balance Sheets
                            (In thousands)
                                                    December 31,
                                                 -------------------
                                                   2004      2003
                                                 --------- ---------
Assets:
  Cash and cash equivalents                       $37,328   $22,385
  Marketable securities                            90,112   104,348
  Accounts receivable, net                         39,210    40,013
  Deferred commissions                              6,834     5,999
  Prepaid expenses and other current assets         5,509     7,079
                                                 --------- ---------
Total current assets                              178,993   179,824
  Property and equipment, net                       6,410     8,266
  Goodwill, net                                    52,875    57,006
  Intangibles assets, net                           6,992    13,456
  Deferred income taxes                            42,860    40,159
  Non-marketable investments and other assets      14,742    12,264
                                                 --------- ---------
Total assets                                     $302,872  $310,975
                                                 ========= =========

Liabilities and stockholders' equity:
  Accounts payable                                 $3,741    $2,566
  Accrued expenses                                 26,928    31,457
  Deferred revenue                                 72,357    68,630
                                                 --------- ---------
Total liabilities                                 103,026   102,653
  Preferred stock                                       -         -
  Common stock                                        247       243
  Additional paid-in capital                      180,310   172,523
  Retained earnings                                71,077    66,945
  Treasury stock, at cost                         (50,056)  (30,300)
  Accumulated other comprehensive loss             (1,732)   (1,089)
                                                 --------- ---------
Total stockholders' equity                        199,846   208,322
                                                 --------- ---------
Total liabilities and stockholders' equity       $302,872  $310,975
                                                 ========= =========




                       Forrester Research, Inc.
                  Consolidated Statements Cash Flows
                            (In thousands)
                                                        Year ended
                                                        December 31,
                                                      2004      2003
                                                    ------------------


Cash flows from operations:
  Net income                                         $4,132    $2,191
  Adjustments to reconcile net income to net cash
   provided by operating activities --
     Depreciation and amortization                    3,691     6,256
     Amortization of intangible assets                6,461     8,778
     (Gains) impairments of non-marketable
      investments                                      (281)    2,354
     Realized gain on sales of marketable
      securities                                     (1,072)     (509)
     Tax benefit from issuances of common stock         411       527
     Deferred income taxes                             (158)     (128)
     Non-cash reorganization costs                    1,844         -
     Provision for doubtful accounts                    309         -
     Amortization of premiums on marketable
      securities                                        924       832
     Changes in assets and liabilities, net of
      acquisitions --
        Accounts receivable                           1,283   (11,044)
        Deferred commissions                           (835)   (2,426)
        Prepaid expenses and other current
         assets                                       1,763       559
        Accounts payable                              1,152      (530)
        Accrued expenses                             (3,850)   (1,741)
        Deferred revenue                              2,232    (1,004)
                                               ------------- ---------
Net cash provided by operating activities            18,006     4,115

Cash flows from investing activities:
  Acquisition of Giga Information Group, Inc.,
   net of cash acquired                                   -   (57,027)
  Acquisition of GigaGroup, S.A., net of cash
   acquired                                               -    (2,937)
  Purchases of property and equipment                (3,664)   (1,441)
  Purchases of non-marketable investments            (3,613)   (3,250)
  Net decrease (increase) in other assets             1,081    (1,315)
  Purchases of equity and debt securities          (161,344) (184,151)
  Proceeds from sales and maturities of
   marketable securities                            176,509   263,093
                                               ------------- ---------
Net cash provided by investing activities             8,969    12,972

Cash flows from financing activities:
  Proceeds from issuance of common stock              5,279     3,772
  Acquisition of treasury stock                     (17,756)   (8,215)
  Structured stock repurchases                           54    (1,708)
                                               ------------- ---------
Net cash used in financing activities               (12,423)   (6,151)

Effect of exchange rate changes on cash and
 cash equivalents                                       391       (30)
                                               ------------- ---------

Net increase in cash and cash equivalents            14,943    10,906

Cash and cash equivalents, beginning of year        $22,385   $11,479
                                               ------------- ---------

Cash and cash equivalents, end of year              $37,328   $22,385
                                               ============= =========


    CONTACT: Forrester Research, Inc.
             Kimberly Maxwell, 617-613-6234
             Director, Investor Relations
             kmaxwell@forrester.com
             or
             Forrester Research, Inc.
             Karyl Levinson, 617-613-6262
             Director, Corporate Communications
             press@forrester.com